
Measurement Specialties Inc. (New Jersey)
Measurement Specialties Foreign Holdings Corporation (Delaware)
Kenabell Holding Limited (BVI)
MEAS Asia Ltd (Hong Kong)
Acalon Holdings Limited (Cyprus)
MEAS China Ltd (China)
MEAS Chengdu Ltd (China)
MEAS Tech Chengdu (China)
MEAS Shenzhen Ltd (China)
MEAS Europe SAS (France)
MEAS (Betatherm) Ireland (Ireland)
Timesquest Limited (United Kingdom)
NikkisoTherm (50% interest) (Japan)
Betatherm R&D (Ireland)
MEAS Scotland (United Kingdom)
MEAS France SAS (France)
MEAS Deutschland GmbH (Germany)
MEAS Switzerland sarl (Switzerland)